                                                                EXHIBIT 4.7.1(k)

                                                      UPON RECORDING, RETURN TO:
                                                            MS. SHAWNE M. KEENAN
                                                 SUTHERLAND ASBILL & BRENNAN LLP
                                                      999 PEACHTREE STREET, N.E.
                                                     ATLANTA, GEORGIA 30309-3996

   PURSUANT TO SECTION 44-14-35.1 OF OFFICIAL CODE OF GEORGIA ANNOTATED, THIS
    INSTRUMENT EMBRACES, COVERS AND CONVEYS SECURITY TITLE TO AFTER-ACQUIRED
                            PROPERTY OF THE GRANTOR

================================================================================
================================================================================

                          OGLETHORPE POWER CORPORATION
                      (AN ELECTRIC MEMBERSHIP CORPORATION),
                                    GRANTOR,

                                       to

                             SUNTRUST BANK, ATLANTA,
                                     TRUSTEE

                               TENTH SUPPLEMENTAL
                                    INDENTURE

                                 Relating to the
                             Series 1999 Lease Notes

                          Dated as of December 1, 1999

                           FIRST MORTGAGE OBLIGATIONS

================================================================================
================================================================================

        THIS TENTH SUPPLEMENTAL INDENTURE, dated as of December 1, 1999, is between OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION), an electric membership corporation organized and existing under the laws of the State of Georgia, as Grantor (hereinafter called the "Company"), and SUNTRUST BANK, ATLANTA, a banking corporation organized and existing under the laws of the State of Georgia, as Trustee (in such capacity, the "Trustee").

        WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of March 1, 1997 (hereinafter called the "Original Indenture") for the purpose of securing its Existing Obligations and providing for the authentication and delivery of Additional Obligations by the Trustee from time to time under the Original Indenture;

        WHEREAS, the Company has entered into a Participation Agreement, dated as of December 29, 1999 (the "Participation Agreement"), among itself, First Security Bank, National Association, a national banking organization, as Owner Trustee, Pitney Bowes Credit Corporation, a Delaware corporation, as Trustor, Black Diamond Energy, Inc., a Georgia corporation, as Seller, and CoBank, ACB, as Lender, pursuant to which the parties are engaging in a transaction involving the lease by the Owner Trustee of certain open top hopper railcars to the Company (capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Original Indenture as provided in
Section 2.1 hereof, or if not defined in the Original Indenture, shall have the meanings ascribed to them in the Glossary attached as Exhibit B to the Participation Agreement, except, in cases where the context clearly indicates otherwise);

        WHEREAS, pursuant to Section 3.2(b) of the Participation Agreement, the Company is required to issue Series 1999 Lease Notes at each closing to support certain of the Company's obligations under the Lease to pay Casualty Loss Value and Make Whole Premium Amount upon an Event of Default under the Lease;

        WHEREAS, the Company desires to execute and deliver this Tenth Supplemental Indenture, in accordance with the provisions of the Original Indenture, for the purpose of providing for the creation and designation of the Series 1999 Lease Notes as Additional Obligations and specifying the form and provisions of the Series 1999 Lease Notes (the Original Indenture, as heretofore, hereby and hereafter supplemented and modified, being herein sometimes called the "Indenture");

        WHEREAS, the Series 1999 Lease Notes are to be authenticated and delivered pursuant to Section 4.3 of the Original Indenture upon the basis of retirement of Obligations;

        WHEREAS, Section 12.1 of the Original Indenture provides that, without the consent of the Holders of any of the Obligations at the time Outstanding, the Company, when authorized by a Board Resolution, and the Trustee, may enter into supplemental indentures for the purposes and subject to the conditions set forth in said Section 12.1; and

        WHEREAS, all acts and proceedings required by law and by the Articles of Incorporation and Bylaws of the Company necessary to secure under the Indenture the payment of the principal of (and premium, if any) and interest on the Series 1999 Lease Notes, to make the Series 1999 Lease Notes to be issued hereunder, when executed by the Company, authenticated and delivered by the Trustee and duly issued, the valid, binding and legal obligations of the Company, and to constitute the Indenture a valid and binding lien for the security of the Series 1999 Lease Notes, in accordance with its terms, have been done and taken; and the execution and delivery of this Tenth Supplemental Indenture has been in all respects duly authorized;

        NOW, THEREFORE, THIS TENTH SUPPLEMENTAL INDENTURE WITNESSES, that, to secure the payment of the principal of (and premium, if any) and interest on the Outstanding Secured Obligations, including, when issued, the Series 1999 Lease Notes, to confirm the lien of the Indenture upon the Trust Estate, including property purchased, constructed or otherwise acquired by the Company since the date of execution of the Original Indenture, to secure performance of the covenants therein and herein contained, to declare the terms and conditions on which the Series 1999 Lease Notes are secured, and in consideration of the premises thereof and hereof, the Company by these presents does grant, bargain, sell, alienate, remise, release, convey, assign, transfer, mortgage, hypothecate, pledge, set over and confirm to the Trustee, and its successors and assigns in the trust created thereby and hereby in trust, all property, rights, privileges and franchises (other than Excepted Property or Excludable Property) of the Company of the character described in the Granting Clauses of the Original Indenture, including all such property, rights, privileges and franchises acquired since the date of execution of the Original Indenture, subject to all exceptions, reservations and matters of the character referred to in the Indenture, and does grant a security interest therein for the purposes expressed herein and in the Original Indenture subject in all cases to Sections
5.2 and 11.2 B of the Original Indenture and to the rights of the Company under the Original Indenture, including the rights set forth in Article V thereof, but expressly excepting and excluding from the lien and operation of the Indenture all properties of the character specifically excepted as "Excepted Property" or "Excludable Property" in the Original Indenture to the extent contemplated thereby.

        PROVIDED, HOWEVER, that if, upon the occurrence of an Event of Default, the Trustee, or any separate trustee or co-trustee appointed under Section 9.14 of the Original Indenture or any receiver appointed pursuant to statutory provision or order of court, shall have entered into possession of all or substantially all of the Trust Estate, all the Excepted Property described or referred to in Paragraphs A through H, inclusive, of "Excepted Property" in the Original Indenture then owned or thereafter acquired by the Company, shall immediately, and, in the case of any Excepted Property described or referred to in Paragraphs I, J, L, N and P of "Excepted Property" in the Original Indenture (excluding the property described in Section 2 of EXHIBIT B in the Original Indenture), upon demand of the Trustee or such other trustee or receiver, become subject to the lien of the Indenture to the extent permitted by law, and the Trustee or such other trustee or receiver may, to the extent permitted by law, at the same time likewise take possession thereof, and whenever all Events of Default shall have been cured and the possession of all or substantially all of the Trust Estate shall have been restored to the Company, such Excepted Property shall again be excepted and excluded from the lien of the Indenture to the extent and otherwise as hereinabove set forth and as set forth in the Original Indenture.

        The Company may, however, pursuant to the Granting Clause Third of the Original Indenture, subject to the lien of the Indenture any Excepted Property or Excludable Property, whereupon the same shall cease to be Excepted Property or Excludable Property.

        TO HAVE AND TO HOLD all such property, rights, privileges and franchises hereby and hereafter (by Supplemental Indenture or otherwise) granted, bargained, sold, alienated, remised, released, conveyed, assigned, transferred, mortgaged, hypothecated, pledged, set over or confirmed as aforesaid, or intended, agreed or covenanted so to be, together with all the tenements, hereditaments and appurtenances thereto appertaining (said properties, rights, privileges and franchises, including any cash and securities hereafter deposited or required to be deposited with the Trustee (other than any such cash which is specifically stated in the Indenture not to be deemed part of the Trust Estate) being part of the Trust Estate), unto the Trustee, and its successors and assigns in the trust herein created, forever.

        SUBJECT, HOWEVER, to (i) Permitted Exceptions and (ii) to the extent permitted by Section 13.6 of the Original Indenture as to property hereafter acquired (a) any duly recorded or perfected prior mortgage or other lien that may exist thereon at the date of the acquisition thereof by the Company and (b) purchase money mortgages, other purchase money liens, chattel mortgages, conditional sales agreements or other title retention agreements created by the Company at the time of acquisition thereof.

        BUT IN TRUST, NEVERTHELESS, with power of sale, for the equal and proportionate benefit and security of the Holders from time to time of all the Outstanding Secured Obligations without any priority of any such Obligation over any other such Obligation and for the enforcement of the payment of such Obligations in accordance with their terms.

        UPON CONDITION that, until the happening of an Event of Default and subject to the provisions of Article V of the Original Indenture, and not in limitation of the rights elsewhere provided in the Original Indenture, including the rights set forth in Article V of the Original Indenture, the Company shall be permitted to (i) possess and use the Trust Estate, except cash, securities, Designated Qualifying Securities and other personal property deposited, or required to be deposited, with the Trustee, (ii) explore for, mine, extract, separate and dispose of coal, ore, gas, oil and other minerals, and harvest standing timber, and (iii) receive and use the rents, issues, profits, revenues and other income, products and proceeds of the Trust Estate.

        THE INDENTURE, INCLUDING THIS TENTH SUPPLEMENTAL INDENTURE, is intended to operate and is to be construed as a deed passing title to the Trust Estate and is made under the provisions of the existing laws of the State of Georgia relating to deeds to secure debt, and not as a mortgage or deed of trust, and is given to secure the Outstanding Secured Obligations. Should the indebtedness secured by the Indenture be paid according to the tenor and effect thereof when the same shall become due and payable and should the Company perform all covenants herein contained in a timely manner, then the Indenture shall be canceled and surrendered.

        AND IT IS HEREBY COVENANTED AND DECLARED that the Series 1999 Lease Notes are to be authenticated and delivered and the Trust Estate is to be held and applied by the Trustee, subject to the covenants, conditions and trusts set forth herein and in the Original Indenture, and the Company does hereby covenant and agree to and with the Trustee, for the equal and proportionate benefit of all Holders of the Outstanding Secured Obligations, as follows:

                                    ARTICLE I

                         THE SERIES 1999 LEASE NOTES AND
                       CERTAIN PROVISIONS RELATING THERETO

        SECTION 1.1   AUTHORIZATION AND TERMS OF THE SERIES 1999 LEASE NOTE.

        There shall be created and established a series of Additional Obligation in the form of promissory notes known as and entitled the "Series 1999 Lease Notes" (hereinafter referred to as the "Series 1999 Lease Notes"), the form, terms and conditions of which shall be substantially as set forth in this Section and Section 1.2.

        The Series 1999 Lease Notes shall be issuable in fully registered form without coupons and in denominations necessary to issue Series 1999 Lease Notes in the principal amounts required pursuant to Section 3 of the Participation Agreement; PROVIDED that the aggregate principal amount payable at any one time under the Series 1999 Lease Notes shall not exceed $13,500,000. Each Series 1999 Lease Note shall be dated the date of its authentication.

        For purposes of (i) receiving payment upon any Series 1999 Series Lease Note, whether when due pursuant to the terms thereof or if the principal of all Obligations is declared immediately due and payable following an Event of Default as provided in Section 8.1 of the Indenture, or (ii) computing the principal amount of Obligations held by any Holder of such Series 1999 Lease
Note in giving any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Indenture to be given or taken by Holders, the principal amount of such Series 1999 Lease Note shall be the actual Secured Amount then due and payable on the Series 1999 Lease Note at such time. For the purposes of serving as the basis for authenticating and delivering Additional Obligations under Section 4.3 of the Original Indenture the principal amount of any Series 1999 Lease Note shall be the highest Secured Amount set forth on Annex A to such Series 1999 Lease Note.

        Except in the event that the principal of the Series 1999 Lease Notes shall not be paid when due or shall be declared due and payable in the manner and with the effect provided in Section 8.2 of the Original Indenture, the Series 1999 Lease Notes shall not bear interest. In the event that the principal of the Series 1999 Lease Notes shall not be paid when due or shall be declared due and payable in the manner and with the effect provided in Section 8.2 of the Original Indenture, the Series 1999 Lease Notes shall bear interest on the principal amount thereof from the date due or the date of such declaration, as the case may be, at the Overdue Rate. Any such interest shall be payable concurrently with the payment of the principal of such Series 1999 Lease Notes.

        Each Series 1999 Lease Note shall expire and be deemed to have been cancelled upon the earlier of (i) the expiration or early termination of the Lease with respect to all Units listed on the applicable Lease Supplement and
(x) if and to the extent required pursuant thereto, the return of such Units to the Lessor pursuant to the terms and provisions of the Lease and (y) the making of all payments required to be made by the Company in connection with the expiration or early termination of the Lease with respect to such Units, and
(ii) payment of all amounts then due and payable on this Series 1999 Lease Note following the Secured Amount becoming due and payable thereunder.

        All payments made on the Series 1999 Lease Notes shall be made in lawful money of the United States of America to such address as the Holder thereof shall direct, from time to time, by written notice to the Company and the Trustee.

        SECTION 1.2   FORM OF THE SERIES 1999 LEASE NOTES.

        The Series 1999 Lease Notes, including the Trustee's authentication certificate to be executed on such Notes, shall be substantially in the form of EXHIBIT A attached hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted in the Original Indenture. The Series 1999A Lease Notes shall be numbered from 1 consecutively upwards in order of issuance hereunder or shall have such other designation and numbers as the Company may determine.

        SECTION 1.3 DESIGNATION OF AMBAC ASSURANCE CORPORATION AS CREDIT ENHANCER FOR THE SERIES 1999 LEASE NOTES.

        In accordance with the provisions of the Original Indenture, Ambac Assurance Corporation is hereby designated as the "Credit Enhancer" for the Series 1999 Lease Notes, as such term is defined in Section 1.1 of the Original Indenture.

                                   ARTICLE II

                                  MISCELLANEOUS

        SECTION 2.1 This Tenth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture, and shall form a part thereof, and the Indenture, as heretofore supplemented and as hereby supplemented and modified, is hereby confirmed. Except to the extent inconsistent with the express terms hereof, all of the provisions, terms, covenants and conditions of the Indenture shall be applicable to the Series 1999 Lease Notes to the same extent as if specifically set forth herein. All references herein to Sections, definitions or other provisions of the Original Indenture shall be to such Sections, definitions and other provisions as they may be amended or modified from time to time pursuant to the Indenture. All capitalized terms used in this Tenth Supplemental Indenture and not otherwise defined herein shall have the same meanings ascribed to them in the Original Indenture, or if not defined in the Original Indenture, the meanings ascribed to them in the Glossary attached as Exhibit B to the Participation Agreement, except, in cases where the context clearly indicates otherwise.

        SECTION 2.2 All recitals in this Tenth Supplemental Indenture are made by the Company only and not by the Trustee; and all of the provisions contained in the Original Indenture, in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full.

        SECTION 2.3 Whenever in this Tenth Supplemental Indenture any of the parties hereto is named or referred to, this shall, subject to the provisions of Articles IX and XI of the Original Indenture, be deemed to include the successors and assigns of such party, and all the covenants and Agreements in this Tenth Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

        SECTION 2.4 Nothing in this Tenth Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the Holders of the Outstanding Secured Obligations, any right, remedy or claim under or by reason of this Tenth Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Tenth Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the Holders of Outstanding Secured Obligations.

        SECTION 2.5 This Tenth Supplemental Indenture may be executed in several counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts, or as many of them as the Company and the Trustee shall preserve undestroyed, shall together constitute but one and the same instrument.

        SECTION 2.6 To the extent permitted by applicable law, this Tenth Supplemental Indenture shall be deemed to be a Security Agreement and Financing Statement whereby the Company grants to the Trustee a security interest in all of the Trust Estate that is personal property or fixtures under the Uniform Commercial Code, as adopted or hereafter adopted in one or more of the states in which any part of the properties of the Company are situated. The mailing address of the Company,

as debtor is:                2100 East Exchange Place
                             P.0. Box 1349
                             Tucker, Georgia 30085-1349,

and the mailing address of the Trustees, as secured party is:

                             SunTrust Bank, Atlanta
                             25 Park Place
                             Atlanta, Georgia 30303-2900

                                  [Signatures on Next Page.]

        IN WITNESS WHEREOF, the parties hereto have caused this Tenth Supplemental Indenture to be duly executed under seal as of the day and year first written above.

COMPANY:                              OGLETHORPE POWER
                                      CORPORATION (AN ELECTRIC MEMBERSHIP
                                      CORPORATION), an electric membership
                                      corporation organized under the laws
                                      of the State of Georgia

2100 East Exchange Place
P.O. Box 1349
Tucker, Georgia 30085-1349

                                      By: /s/ THOMAS A. SMITH
                                          -----------------------------------
                                          Thomas A. Smith
                                          President and Chief Executive Officer

Signed, sealed and delivered          Attest: /s/ PATRICIA N. NASH
by the Company in the presence of          ----------------------------------
                                           Patricia N. Nash
                                           Secretary

/s/ LYNN H. LESTER
----------------------------------
Witness

/s/ MELONEY A. CHENENEY
----------------------------------
Notary Public


(Notarial Seal)

My commission expires:   OCTOBER 20, 2000
                      -----------------------


                       [Signatures Continued on Next Page]

                   [Signatures Continued from Previous Page.]

TRUSTEE:                            SUNTRUST BANK, ATLANTA,
                                    a banking corporation organized and existing under the laws of the State of Georgia

Signed, sealed and delivered
by the trustee in the               By: /s/ BARTON A. DONALDSON
presence of:                            ----------------------------------
                                        Barton A. Donaldson
                                        Vice President

/s/ CADA T. KILGORE
--------------------------------
Witness

/s/ TERESA R. TURNER
--------------------------------
Notary Public

(Notarial Seal)                                    [BANK SEAL]

My commission expires:       APRIL 3, 2001
                       ----------------------

                                    EXHIBIT A

                        [Form of Series 1999 Lease Note]

Financial Guaranty Insurance Policy No. [ ] (the "Policy") with respect to payments due for principal of and interest on this note has been issued by Ambac Assurance Corporation ("Ambac Assurance"). All payments required to be made under the Policy shall be made in accordance with the provisions thereof. The owner of this note acknowledges and consents to the subrogation rights of Ambac Assurance as more fully set forth in the Policy.

    THIS SERIES 1999 LEASE NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER
      THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, OFFERED
             FOR SALE OR OTHERWISE TRANSFERRED WITHOUT REGISTRATION
                UNDER SUCH ACT OR IN RELIANCE UPON AN APPLICABLE
                   EXEMPTION FROM REGISTRATION UNDER SUCH ACT.

                          OGLETHORPE POWER CORPORATION
                      (AN ELECTRIC MEMBERSHIP CORPORATION)

                             SERIES 1999 LEASE NOTE

No.                                                                        DATE:

     OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION) (the "Company"), an electric membership corporation organized and existing under the laws of the State of Georgia, for value received hereby promises to pay to [_______________] or its registered assigns, as principal due and payable hereunder an amount equal to the [Casualty Loss Value] [Make Whole Premium Amount] payable under Section [18.1.][18.2.] of the Equipment Lease Agreement, dated as of December 29, 1999 (the "Lease"), between the Company and First Security Bank, National Association, a national banking association, not in its individual capacity, but solely as trustee under the Owner Trust Agreement, dated as of December 29, 1999, with Pitney Bowes Credit Corporation (in such capacity, the "Owner Trustee") for [the Loan Certificates relating to] the Units listed on Schedule 1 to Lease Supplement No. [__] thereto [(the "Casualty Loss Value")][(the "Make Whole Premium Amount")]; PROVIDED, HOWEVER, in no event shall the principal amount payable hereunder (the "Secured Amount") exceed the amount set forth on Annex A hereto for the date [Casualty Loss Value][the Make Whole Premium Amount] becomes due and payable under Section [18.1][18.2] of the Lease. The Secured Amount shall be due and payable at any time after [the earlier of (i) the date Lender transfers the Loan Certificates to Trustor or Lessor pursuant to Section 2.13 of the Loan Agreement or (ii) the date] the Casualty Loss Value becomes due and payable pursuant to Section 18.1. of the Lease [or is declared due and payable pursuant to the clause (ix) of Section 18.1.(b)] of the Lease, unless[, in either case,] payment of [Casualty Loss Value][the Make Whole Premium Amount] is made in full under the Lease prior to such time. In the event the Secured Amount becomes payable as provided in the foregoing sentence, the Secured Amount shall bear interest at the Overdue Rate (as defined in or pursuant to the Lease) from the date when payable to the date of payment by the Company hereunder or under the Lease.

        For purposes of (i) receiving payment upon this Series 1999 Lease Note, whether at when due pursuant to the preceding paragraph or if the principal of all Obligations is declared immediately due and payable following an Event of Default as provided in Section 8.1 of the Indenture, or (ii) computing the principal amount of Obligations held by any Holder of this Series 1999 Lease
Note in giving any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Indenture to be given or taken by Holders, the principal amount of this Series 1999 Lease Note shall be the actual Secured Amount then due and payable on this Series 1999 Lease Note at such time. For the purposes of serving as the basis for authenticating and delivering Additional Obligations under Section 4.3 of the Original Indenture the principal amount of this Series 1999 Lease Note shall be $[______] [fill in the highest amount set forth on Annex A].

        Except in the event that the principal of this Series 1999 Lease Note shall not be paid when due or shall be declared due and payable in the manner and with the effect provided in Section 8.2 of the Indenture, this Series 1999 Lease Note shall not bear interest. In the event that the principal of this Series 1999 Lease Note shall not be paid when due or shall be declared due and payable in the manner and with the effect provided in Section 8.2 of the Original Indenture, this Series 1999 Lease Note shall bear interest on the principal amount thereof from the date due or the date of such declaration, as the case may be, at the Overdue Rate. Any such interest shall be payable concurrently with the payment of the principal of this Series 1999 Lease Note.

        This Series 1999 Lease Note is a duly authorized obligation of the Company issued under and equally and ratably secured by the Indenture, dated as of March 1, 1997 (the "Original Indenture"), between the Company, as grantor, and SunTrust Bank, Atlanta, as trustee (in such capacity, the "Indenture Trustee"), as supplemented by the First Supplemental Indenture, dated as of October 1, 1997, the Second Supplemental Indenture, dated as of January 1, 1998, the Third Supplemental Indenture, dated as of January 1, 1998, the Fourth Supplemental Indenture, dated as of March 1, 1998, the Fifth Supplemental Indenture, dated as of April 1, 1998, the Sixth Supplemental Indenture, dated as of January 1, 1999, the Seventh Supplemental Indenture, dated as of January 1, 1999, the Eighth Supplemental Indenture, dated as of November 1, 1999, the Ninth Supplemental Indenture, dated as of November 1, 1999, and the Tenth Supplemental Indenture, dated as of December 1, 1999 (the "Tenth Supplemental Indenture") between the Company and the Indenture Trustee (the Original Indenture, as supplemented, the "Indenture"). Reference is hereby made to the Indenture for a statement of the description of the properties thereby mortgaged, pledged and assigned, the nature and extent of the security and the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Indenture Trustee and the holder of this Series 1999 Lease Note and of the terms upon which this Series 1999 Lease Note is authenticated and delivered. This Series 1999 Lease Note is created by the Tenth Supplemental Indenture and designated as the "Series 1999 Lease Note."

        All payments hereon are to be made in lawful money of the United States of America to such address as the Holder of this Series 1999 Lease Note shall direct, from time to time, by written notice to the Company and the Trustee.

        No recourse shall be had for the payments required hereby or for any claim based herein or in the Lease or in the Indenture against any officer, director or member, past, present or future, of the Company as such, either directly or through the Company, or under any constitution provision, statute or rule of law or by the enforcement of any assessment or by any legal or equitable proceedings or otherwise.

        This Series 1999 Lease Note shall not be entitled to any benefit under the Indenture and shall not become valid or obligatory for any purposes until the Indenture Trustee shall have signed the form of authentication certificate endorsed hereon.

        This Series 1999 Lease Note shall expire and be deemed to have been cancelled upon the earlier of (i) the expiration or early termination of the Lease with respect to all Units listed on Schedule 1 to the Lease Supplement No. [___] dated as of [_____], between the Company and the Owner Trustee [identify Lease Supplement] and (x) if and to the extent required pursuant thereto, the return of such Units to the Owner Trustee pursuant to the terms and provisions of the Lease and (y) the making of all payments required to be made by the Company in connection with the expiration or early termination of the Lease with respect to the Units, and (ii) payment of all amounts then due and payable on this Series 1999 Lease Note following the Secured Amount becoming due and payable hereunder.

        This Series 1999 Lease Note shall be governed by and construed in accordance with the laws of the State of Georgia.

        IN WITNESS WHEREOF, the Company has caused this Series 1999 Lease Note to be duly executed in its corporate name by its President and Chief executive Officer and attested by its Secretary and its corporate seal to be hereunto affixed.

Dated:

                                         OGLETHORPE POWER CORPORATION
                                           (AN ELECTRIC MEMBERSHIP
                                            CORPORATION)

                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:

ATTEST:




----------------------------------
Name:
Title:



                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

        This is one of the Obligations of the series designated therein referred to in the within-mentioned Indenture.

                                         SUNTRUST BANK, ATLANTA,
                                         as Trustee

                                         By:
                                           -------------------------------------
                                                Authorized Signatory

                                     ANNEX A

                                 SECURED AMOUNT

               Period during which
               Casualty Loss Value
               becomes
               due and payable                     Secured Amount
               ----------------------              --------------